UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2019

Stabilis Energy, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10375 Richmond Ave. Suite 700 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 832-456-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class                                     Trading Symbol                   Name of each exchange on which registered

Common Stock, $.001 par value                   SLNG                                        The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sales of Equity Securities.

Reference is hereby made to the Current Report on Form 8-K filed by Stabilis Energy, Inc. (the “Company”) on August 9, 2019 reporting the entry into an Exchange Agreement on August 5, 2019 by and among the Company, Chart Energy & Chemicals, Inc., a Delaware corporation and subsidiary of Chart Industries, Inc. (“Chart E&C”), Stabilis Energy, LLC, a Texas limited liability company and subsidiary of the Company (“Stabilis”), and Stabilis LNG Eagle Ford LLC, a Delaware limited liability company and subsidiary of the Company (“Stabilis LNG”), for the cancellation of indebtedness of Stabilis LNG, a Company subsidiary, to Chart E&C in the principal amount of $7 million (the “Exchanged Indebtedness”) owed pursuant to a secured promissory note issued by Stabilis LNG to Chart E&C in September 2013 (the “Note”) in exchange for unregistered shares of Company common stock.

The Company hereby reports that the exchange transaction closed on August 30, 2019. At the closing, Chart E&C reduced $7 million of indebtedness of Stabilis LNG and received 1,470,807 newly issued unregistered shares of Company common stock.

Item 8.01 Other Events.

On September 6, 2019 the Company issued a press release announcing the closing of the exchange transaction with Chart E&C. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits:

Exhibit No.	Description

99.1	Press release issued September 6, 2019 by the Company announcing the closing of the exchange transaction with Chart E&C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STABILIS ENERGY, INC.

By: /s/James Reddinger

         James Reddinger

                        President and Chief Executive Officer.

Date: September 6, 2019